Exhibit 10.40
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                           PARAGON TECHNOLOGIES, INC.

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made this 19th day of February, 2007 by and between Joel Hoffner, a resident of the Commonwealth of Pennsylvania (the "Consultant"), and Paragon Technologies, Inc. (the "Company").

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

     1.    Engagement; Services. The Company hereby engages the Consultant, and
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the Consultant hereby accepts such engagement, to provide consulting services to the Company as and when requested by the Company's Board of Directors or CEO, upon the terms and conditions set forth herein (the "Services").

     2.    Term. The term of the Consultant's engagement with the Company shall
           ----
commence on April 1, 2007 (the "Effective Date") and shall continue for a period ending on December 31, 2007 (the "Term"). At the end of the Term, this Agreement shall automatically terminate and expire.

     3.    Compensation. In consideration for the Consultant making himself
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available to perform the Services, during the Term the Company shall (A) shall pay to the Consultant an amount of $5,000 per month for making himself available as an independent consultant ("Base Fee") plus (B) an amount equal to $800 for each day that the Consultant provides consulting services hereunder ("Per Diem Fee") (prorated for any time less than eight (8) hours that the Consultant provides services on a particular day during the Term). The Base Fee shall be paid on the fifteenth day of each month. The Consultant shall provide the Company with an invoice for the Per Diem Fee on a monthly basis promptly following the end of each month in which consulting services have been provided, and the Company will pay the Per Diem Fee due to the Consultant within fifteen
(15) of its receipt of such invoice.

      4.   Reimbursement of Expenses. The Consultant shall be reimbursed for all
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normal and reasonable expenses incurred by him on behalf of the Company, provided that such expenses are documented and submitted to the Company all in accordance with the reimbursement policies of the Company as in effect from time to time. The parties hereto acknowledge and agree that the Company will not provide support services, including, but not limited to, office space and secretarial services, to the Consultant in connection with the performance of the Services.

     5.    Confidential Information.
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           (a)   The Consultant will at all times during the Term and at all times thereafter, maintain the confidentiality of the Confidential Information (as defined below), and will not, directly or indirectly, disclose any of the Confidential Information to any person or entity, except as is strictly necessary in the performance of the Services hereunder. In addition, the Consultant will not at any time during the Term or at any time thereafter use any of the Confidential Information for the Consultant's direct or indirect benefit, or the direct or indirect benefit of any

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person or entity other than the  Company.  The  Consultant  shall not publish or disclose in any manner Confidential Information without the prior written consent of the Company, which consent may or may not be given at the sole discretion of the Company. Requests by the Consultant to publish or otherwise disclose Confidential Information shall be made in writing to the President of the Company according to the procedures described under Section 11 hereof.

           (b) For purposes of this Agreement, the term "Confidential Information" shall mean all business, marketing, technical, financial, commercial and other information and data, without regard to form or medium, relating to the Company that is not generally known to the public. However, any information and data which becomes generally known to be public because of the Consultant's failure to abide by this Agreement will still be considered Confidential Information. By way of illustration, the Consultant hereby acknowledges and agrees that Confidential Information includes, but is not limited to, the following kinds of information and data: business plans; research and development plans, methods, efforts and results; technology; processes; inventions; know-how; computer codes and instructions; business or market studies; business and product development plans and efforts; personnel data; information relating to the Company's actual and prospective customers, consultants, contractors and vendors and the nature and terms of the Company's relationship with any of them, including pricing information; and any information provided by or on behalf of any third party to the Company under any obligation or expectancy of confidentiality. The fact that any information or data is not marked as confidential or proprietary shall not adversely affect its status as Confidential Information.

     6.    Property. Promptly upon the Company's request, and in any event
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promptly upon the termination of this Agreement, the Consultant hereby agrees to return to the Company all materials and property of the Company in the Consultant's possession, and the Consultant will not retain copies of any of such materials and property.

     7.    Non-Solicitation. During the Term and for a period of one year
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thereafter, the Consultant will not, directly or indirectly, for himself or herself or any third party other than the Company, do any one or more of the following with the prior written consent of the Company:

           (a) solicit, recruit or hire any person who is an employee of the Company during the period of such person's employment and during the six month period after the termination of such person's employment or induce or attempt to induce any such person to terminate such person's employment;

           (b) solicit sales from any of the Company's customers for any product or service which competes with any product or service sold or provided by the Company at any time during the three year period before the termination of this Agreement or which, at the time of the termination of this Agreement, is intended to be sold or provided by the Company, and about which the Consultant had access to Confidential Information; and

           (c) entice any vendor, consultant, collaborator, agent or contractor of the Company to cease its business relationship with the Company.




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     8.    No Restrictions. The Consultant hereby represents and warrants that
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to the best of his  knowledge he is permitted to enter into this  Agreement  and perform the obligations contemplated hereby and that this Agreement and the terms and obligations hereof are not inconsistent with any obligation he may have.

     9.    Relationship of the Parties. The Consultant's engagement by the
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Company under this  Agreement is strictly for the purposes and to the extent set forth in this Agreement. The Consultant's relationship to the Company is solely that of an independent contractor. The Consultant shall not be considered an employee or agent of the Company under this Agreement or otherwise. The Consultant acknowledges that as an independent contractor, except as expressly provided herein, the Consultant will not be provided any benefits which the Company provides to its employees, including but not limited to health insurance or other health care benefits, sick leave, vacation or holiday leave.

     10.   Equitable Relief; Attorney's Fees. If the Consultant breaches or
           ---------------------------------
threatens to breach any provision of this Agreement, the Company will be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or threatened breach. If the Company prevails in any action or proceeding brought to enforce this Agreement, then the Company will be entitled to recover from the Consultant all reasonable attorneys' fees, cost and disbursements incurred by the Company in connection with such action or proceeding. The Company's rights and remedies under this
Section 10 are in addition to and cumulative with any other rights and remedies to which the Company may be entitled.

     11.   Notices. Any notice hereunder by either party shall be given by
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personal  delivery or by sending such notice by certified  mail,  return-receipt requested, or telecopied, addressed or telecopied, as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this Section 11. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

           (a)   if to the Company, to:

                 Paragon Technologies, Inc.
                 600 Kuebler Road
                 Easton, PA  18040-9201
                 Telefacsimile:
                 Attn:  Chief Executive Officer

           (b)   if to the Consultant, to:

                 Joel Hoffner
                 1806 Easthill Drive
                 Bethlehem. PA 18017


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     12.   Entire Agreement; Amendments. This Agreement contains the entire
           ----------------------------
agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the engagement of the Consultant with the Company. No supplement, modification or amendment of this Agreement shall be binding upon the Company or the Consultant unless set forth in a written agreement executed by the Company and the Consultant.

     13.   Section Headings. The section headings in this Agreement are for
           ----------------
convenience only; they form no part of this Agreement and shall not affect its interpretation.

     14.   Severability. Each party to this Agreement acknowledges that the
           ------------
obligations and restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the other party and that such obligations and restrictions constitute a material inducement to each party entering into this Agreement. Each provision in this Agreement is an independent provision and the enforceability of any one provision will not affect the enforceability of any other provision. However, if any particular provision of this Agreement is determined by a court to be excessively broad as to duration, geographic scope, activity or subject to be enforceable, then that provision will be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the laws of such jurisdiction.

     15.   No Waiver of Rights. Any waiver by either party to this Agreement of
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any power or right  under this  Agreement  must be in writing and signed by such party to be enforceable. Any waiver by either party to this Agreement will not operate as a waiver of any other or future breach under this Agreement.

     16.   Assignment; Binding Obligation. This Agreement may not be assigned by
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either  party  without  the  prior  written  consent  of the other  party.  This
Agreement will be binding upon and inure to the benefit of the Consultant and the Consultant's heirs, executors and administrators and the Company and its successors and permitted assigns.

     17.   Governing Law; Choice of Forum and Venue. This Agreement will be
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governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania notwithstanding the conflict of law rules of Pennsylvania or any other jurisdiction. EACH PARTY TO THIS AGREEMENT ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SERVING THE COUNTY IN PENNSYLVANIA IN WHICH THE COMPANY MAINTAINS ITS PRINCIPAL OFFICE. However, each such party acknowledges that the other party may seek enforcement of this Agreement in any appropriate court and in any jurisdiction where such other party is subject to personal jurisdiction and where venue is proper.

     18.   Survival. The obligations of the parties as set forth in paragraphs 5
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through 17 of this Agreement will survive the termination of this Agreement.

                            [signature page follows]


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



     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date written below.



                                     PARAGON TECHNOLOGIES, INC.



                                     By:  /s/Theodore W. Myers
                                        ---------------------------------------
                                          Chairman of the Board


                                     /s/ Joel Hoffner
                                        ---------------------------------------
                                        Joel Hoffner






















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